UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SANMINA-SCI CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	77-0228183
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2700 North First Street
San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

SANMINA-SCI CORPORATION 401(k) PLAN

(Full title of the plan)

Jure Sola

Chairman and Chief Executive Officer

 Sanmina-SCI Corporation

2700 North First Street, San Jose, California 95134

(Name and address of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SHARES

Sanmina-SCI Corporation (the “Registrant”) is filing this Post-Effective Amendment to the Registration Statement on Form S-8 to deregister certain securities previously registered for issuance under the Sanmina-SCI Corporation 401(k) Plan (the “401(k) Plan”) by the Registrant pursuant to the Registration Statement on Form S-8 (Registration No. 333-84704), filed with the Securities and Exchange Commission on March 21, 2002 (the “2002 Registration Statement”). The 2002 Registration Statement originally registered 15,250,000 shares of Common Stock for issuance to employees under the 401(k) Plan. The Registrant has determined to terminate the offering of Common Stock under the 401(k) Plan and is therefore withdrawing from registration hereby the 1,520,281shares remaining available for sale as of May 16, 2008 and such indeterminate amount of associated interests that remain unissued pursuant to the 401(k) Plan.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement with respect to the Sanmina-SCI Corporation 401(k) Plan to be signed on its behalf by the undersigned, thereunto duly authorized, on June 12, 2008.

Sanmina-SCI Corporation

By:	/s/ David L. White
David L. White
Executive Vice President of Finance and Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

The officers and directors of Sanmina-SCI Corporation whose signatures appear below hereby constitute and appoint David L. White and Michael Tyler, and each of them acting individually, as their true and lawful attorney and agent, with full power of substitution, with power to act alone, to sign and execute on behalf of the undersigned this Post-Effective Amendment to the Registration Statement on Form S-8 with respect to the Sanmina-SCI Corporation 401(k) Plan and any further amendment to such Registration Statement, and each of the undersigned does hereby ratify and confirm all that said attorney and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Jure Sola	Chief Executive Officer and Director	June 12, 2008
Jure Sola	(Principal Executive Officer)

/s/ David L. White	Executive Vice President of Finance	June 12, 2008
David L. White	and Chief Financial Officer (Principal Financial Officer)

/s/ Todd Schull	Senior Vice President	June 12, 2008
Todd Schull	and Corporate Controller (Principal Accounting Officer)

/s/ Neil R. Bonke	Director	June 12, 2008
Neil R. Bonke

/s/ Joseph R. Bronson	Director	June 12, 2008
Joseph R. Bronson

/s/ Alain Couder	Director	June 12, 2008
Alain Couder

/s/ John P. Goldsberry	Director	June 12, 2008
John P. Goldsberry

/s/ Joseph G. Licata, Jr.	Director	June 12, 2008
Joseph G. Licata, Jr.

/s/ Mario M. Rosati	Director	June 12, 2008
Mario M. Rosati

/s/ A. Eugene Sapp, Jr.	Director	June 12, 2008
A. Eugene Sapp, Jr.

/s/ Wayne Shortridge	Director	June 12, 2008
Wayne Shortridge

/s/ Jacquelyn M. Ward	Director	June 12, 2008
Jacquelyn M. Ward